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                                                                   Exhibit 10.14

                          MANAGEMENT SERVICES AGREEMENT

      THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") is made and entered into this 1st day of September, 2000, by and between Land O'Lakes Farmland Feeds LLC, a Delaware limited liability company (the "Company"), and Land O'Lakes, a Minnesota cooperative corporation ("LOL").

      WHEREAS, the Company has been formed to operate the former wholesale feed businesses of Farmland Industries, Inc., a Kansas cooperative corporation ("Farmland"), and LOL pursuant to a Joint Venture Agreement dated July 18, 2000 (the "Joint Venture Agreement");

      WHEREAS, the parties desire and the Joint Venture Agreement provides that LOL will manage the business and affairs of the Company

      NOW, THEREFORE, in consideration of the foregoing, and respective covenants and agreements of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Management of the Joint Venture Business. During the term of this Agreement, the LOL will manage, operate and maintain all aspects of the business and operations of the Company and perform or provide ancillary support in connection therewith. Without limiting the generality of the foregoing, LOL's shall be responsible for providing the Company, or procuring for the Company the following:

            (a) Operations. Except as otherwise provided herein, shall be in complete charge of, and have care, custody and operational control over, the assets and business of the Company and shall, all on a best efforts basis, perform, in accordance with the provisions of this Agreement (subject to the limitations on LOL's authority set forth in Section 2), all tasks necessary to operate and maintain the same in accordance with this Agreement, including, without limitation, those hereafter described or set forth. In doing so, LOL shall endeavor to keep the assets and business of the Company in a safe condition, and to use the Assets in a careful and property manner, in compliance with all applicable state, federal and local laws, regulations, ordinances and codes and in compliance with the requirements of any applicable policies of insurance, permits and licenses.

            (b) Licenses and Permits; Environmental Services. LOL shall maintain (and where necessary, obtain), whether in its own name or in the name of the Company, all licenses and permits (environmental or otherwise) required to allow the Company to operate and maintain its Assets, shall comply with the conditions, requirements and other terms of all such permits, whether held by the Company or by LOL. Such compliance shall include, without limitation, any compliance certifications necessary in connection therewith.
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            (c)   Information Systems Services.

            (d)   Accounting Services.

            (e)   Tax Services.

            (f)   Legal Services.

            (g)   Insurance Services.

            (h)   Treasury, Finance and Cash Management Services.

            (i)   Customer Support Services.

            (j)   Internal and External Audit Services.

            (k)   Budgeting and Planning Services.

            (l)   Research and Development Services.

            (m)   Human Resources and Payroll.

            (n)   Procurement and Purchasing.

            (o)   Credit/Collection.

            (p)   Other Services Agreed to by the Company and LOL.


2. Limitations on Authority. The authority of LOL to take action on behalf of the Company shall be subject to the provisions of the Joint Venture Agreement and to the policy determinations and direction of the Members Committee as therein provided.


3. Fees for Services. Services provided by LOL pursuant to this agreement shall be on an "at cost" non-profit basis and shall be charged to the Company on such basis and using such methodologies as are determined reasonable by the unanimous action of the Members Committee of the Company and by LOL. The basis and methodologies historically used by LOL to charge its Fn for such services is agreed to be reasonable, except as specified by Farmland on or before October 1, 2000.

4. Relationship Between Parties; Standards of Performance. LOL shall at all times be deemed an independent contractor and not an employee or agent of Company. LOL's performance of its obligations hereunder is to be measured by its provision


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      of services to Company hereunder of equal quality and with equal priority and similar services performed by LOL for its own behalf.

5. Liability; Indemnification. LOL makes no express or implied warranties with respect to this Agreement, the services performed hereunder, or the adequacy of LOL's facilities or capabilities for the performance of such services. It is understood and agreed by the parties that the services to be performed under this Agreement shall be performed by LOL on a best efforts basis, and in accordance with standards of performance set forth in Section 4 hereof. Except as provided below, LOL shall not be liable to Company, or any other party or person, by way of indemnification, contribution or otherwise, for any loss or damage of any nature, whatsoever, including but not limited to loss of anticipated profits or other economic loss in connection with or arising out of LOL's performance or failure of performance hereunder.

6. Bodily Injury, Property Damage. Each party hereto shall indemnify and hold the other harmless from and against every expense (including reasonable attorney's fees, penalties and interest), liability or payment arising out of or resulting from bodily injury (including death) to any third person or persons (not including LOL or the Company) or damage to property of any third person or persons (not including employees of LOL or the Company) directly arising from the operation or maintenance of the facilities and motor vehicles owned or leased by the indemnifying parties. Each indemnifying party hereunder also waives all right of subrogation against the other and the insurers of the other with respect to all damage, loss, and liability with respect to which indemnity is provided hereunder.

7. Injury to Employees. Each party hereto agrees to indemnify and hold harmless the other from any and all costs, liabilities, awards, penalties, fine or expense of any nature whatsoever, including but not limited to legal fees and expenses arising in any way out of the injury to or death of any employee of the respective parties hereto related in any way to this Agreement.

8. Term. This Agreement shall enter into force as of the date first above written and shall continue in force until he earlier of (a) the dissolution of the Company, or (b) the mutual agreement of the parties hereto to terminate this Agreement. Termination of this Agreement shall not relieve any party of its obligations hereunder accruing prior to such termination.

9.    Miscellaneous.

      9.1 Applicable Law. This Agreement shall be governed in all respects by the laws of the State of Minnesota, without reference to the conflict of laws rules of said state.

      9.2 Notices. Any notice or approval required or permitted under this Agreement shall be in writing and shall be sent by registered or certified


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      mail, postage prepaid, or by telefacsimile, to the following address or to any other address designated by prior written notice:

            If to the Company:


            Land O'Lakes Farmland Feed LLC
            c/o Farmland Industries, Inc.
            3315 North Oak Trafficway
            P.O. Box 7305
            Kansas City, MO  64116
            Attention: General Counsel
            Facsimile:  (816) 459-5902

            If to LOL:

            Land O'Lakes, Inc.
            4001 Lexington Avenue N.
            P.O. Box 64101
            St. Paul, MN 55164-0101
            Attention:  Law Department
            Facsimile:  (651) 481-2832

      Any notice sent by mail shall be deemed received three (3) business days after its mailing. Any notice sent by facsimile shall be deemed received the next business day after its receipt.


      9.3 Assignment. No party may assign its rights, delegate its duties or otherwise transfer its interests hereunder, in whole or in part, without the prior written consent of the other parties, which consent may be withheld at any party's sole discretion. This Agreement shall be binding upon, and shall inure to the benefit of, the parties, their successors and permitted assigns.

      9.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement binding on each of the parties.

      9.5 Entire Agreement. This Agreement, together with the Joint Venture Agreement, constitutes the complete agreement between the parties relating to the subject matter of this Agreement and supersedes all prior understandings or arrangements between them relating to the subject matter hereof. Except for the Joint Venture Agreement, no other contracts, warranties, promises or representations, either oral ng, relating to the subject matter of this Agreement shall bind either party.


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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first written above.

Land O'Lakes Farmland Feed LLC            Land O'Lakes, Inc.


By: /s/ Robert DeGregorio                 By: /s/ John E. Gherty
   ---------------------------------         ---------------------------------
Name:  Robert DeGregorio                  Name:  John E. Gherty
Title: President                          Title: President and Chief Executive
                                                 Officer


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